UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

7

Date of Report (Date of Earliest Event Reported):	June 25, 2014

BroadVision, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 Seaport Blvd, Suite 210, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(650) 331-1000

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2014, Shin-Yuan Tzou, the Chief Financial Officer of BroadVision, Inc. (the “Company”), announced his departure from the Company, to be effective July 11, 2014.  In accordance with the Company’s Severance Benefit Plan Dr. Tzou will be entitled to receive the benefits in connection with an involuntary termination without cause not in connection with a change of control disclosed in the Company’s Definitive Proxy Statement filed on April 24, 2014.

Peter Chu, 50, will be appointed as Chief Financial Officer and Vice President of Strategy and Product Management, effective July 11, 2014. In this role, Mr. Chu will serve as the Company’s principal financial and accounting officer. Mr. Chu previously served as the Company’s Vice President of Strategy, Product Management and Marketing .Mr. Chu joined the Company in October 2011. Prior to joining BroadVision, Mr. Chu was a Managing Partner at AsiaTech Ventures and Senior Advisor at Inspirior, LLC for over a decade.  Mr. Chu holds a BSEE from Stanford University and an MBA from Harvard University.

Mr. Chu is an employee-at-will and has not entered into a written employment contract with the Company. However, consistent with our employment practices for our executive officers, Mr. Chu will be eligible to participate in the 2012 Bonus Plan and the 2013 Bonus Plan, each as described in the Company’s Definitive Proxy Statement filed on April 24, 2014, and will be eligible to receive awards under the Amended and Restated 2006 Equity Plan as disclosed in the Company’s Annual Report on Form 10-K filed on March 14, 2014. Mr. Chu ‘s base salary is $180,000 and he is eligible for an annual incentive bonus of up to $20,000. Mr Chu will also be entitled to benefits offered to all employees as established by the Board from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

June 30, 2014	By:	/s/ Pehong Chen

Name: Pehong Chen Title: Chairman of the Board, President, and Chief Executive Officer